Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of China Fuhua New Material Holdings. (the “Company”) for the quarter ended June 30, 2009, I, Ming Xu, President of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.           Such Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September  14, 2009

/s/ Ming Xu
Ming Xu
President
(Principal Executive Officer)

/s/ Ming Xu
Ming Xu
(Principal Financial and Accounting Officer)